Exhibit (a)

State of Maryland Department of Assessments and Taxation Charter Division	Martin O’Malley Governor C. John Sullivan, Jr. Director Paul B. Anderson Administrator
Date: 06/23/2008
HYLIND SEARCH CO., INC.
245 W CHASE ST
BALTIMORE MD 21201-4823

THIS LETTER IS TO CONFIRM ACCEPTANCE OF THE FOLLOWING FILING:

ENTITY NAME	: VERITAS FUNDS, INC.
DEPARTMENT ID	: D12594180
TYPE OF REQUEST	: ARTICLES OF INCORPORATION
DATE FILED	: 06-20-2008
TIME FILED	: 04:09 PM
RECORDING FEE	: $100.00
ORG. & CAP FEE	: $20.00
EXPEDITED FEE	: $50.00
FILING NUMBER	: 1000361996586933
CUSTOMER ID	: 0002148946
WORK ORDER NUMBER	: 0001591984
PLEASE VERIFY THE INFORMATION CONTAINED IN THIS LETTER. NOTIFY THIS DEPARTMENT IN WRITING IF ANY INFORMATION IS INCORRECT, INCLUDE THE CUSTOMER ID AND THE WORK ORDER NUMBER ON ANY INQUIRIES. EVERY YEAR THIS ENTITY MUST FILE A PERSONAL PROPERTY RETURN IN ORDER TO MAINTAIN ITS EXISTENCE EVEN IF IT DOES NOT OWN PERSONAL PROPERTY. A BLANK RETURN WILL BE MAILED BY FEBRUARY OF THE YEAR FOR WHICH THE RETURN IS DUE.
Charter Division
Baltimore Metro Area (410) 767-1350
Outside Metro Area (888) 246-5941

301 West Presion Street-Room 801-Baltimore, Maryland 21201-2395	0005238253
Telephone (410)767-4950/Toll free in Maryland (888)246-5941
MRS (Maryland Relay Service) (800)735-2258 TT/Voice- Fax (410)333-7097	CACCPT
Website: www.dat.state.md.us

ENTITY TYPE:	ORDINARY BUSINESS — STOCK
STOCK:	Y
CLOSE:	N
EFFECTIVE DATE:	06-20-2008
PRINCIPAL OFFICE:	2ND FLOOR
836 PARK AVENUE
BALTIMORE MD 21201
RESIDENT AGENT:	NATIONAL REGISTERED AGENTS, INC. OF MD.
SECOND FLOOR
836 PARK AVENUE
BALTIMORE MD 21201

VERITAS FUNDS, INC.
ARTICLES OF INCORPORATION
THIS IS TO CERTIFY THAT:
     FIRST: The Undersigned, Wagner Roberto Dias da Silva, Whose address is Two Leadership Square, 10th Floor, 211 North Robinson, Oklaboma city, Oklaboma, 73102, being at least 18 years of age, does hereby form a corporation under the general laws of the state of Maryland.
     SECOND: The name of the corporation (which is hereinafter called the “Corporation”) is: Veritas Funds, Inc.
     THIRD:     (1) The purposes for which the corporation is formed are to conduct, operate and carry on the business of an investment company.
                        (2) The Corporation may engage in any other business and shall have all powers conferred upon or permitted to corporations by the Maryland General Corporation Law.
     FOURTH: The address of the principal office of the Corporation in this State is 836 Park Avenue, 2nd floor, Baltimore, Maryland 21201.
     FIFTH: The name and address of the resident agent of the Corporation are National Registered Agents, Inc. of MD, 836 Park Avenue, 2nd Floor, Baltimore, Maryland 21201.
     SIXTH: The Corporation is authorized to Issue 1,000,000 shares, all of which shall be Common Stock, $.001 par value per share (the “Common Stock”), and having an aggregate par value of $1,000, classified and designated into such Series as the Board of directors may from time to time establish as provided herein. Any series of stock hereafter established are each referred to herein as a “Series.” The Board of Directors may classify any unissued shares of Common Stock from time to time in one or more Series of stock or classes of a series. Any class of a Series of Common Stock shall be referred to herein individually as a “class” and collectively, together with any other class of classes of such Series from time to time established, as the “Classes”.
     The Board of Directors may classify any unissued shares of stock of the Corporation and reclassify any previously classified but unissued shares of any Series of Class of stock from time to time in one or more Series or Classes of stock. Prior to Issuance of classified or reclassified shares of any Series or Class, the Board of Directors by resolution shall: (a) designate that Series or Class to distinguish it from all other Series or Classes of stock of the Corporation; (b) specify the number of shares to be included in the Series or Class; (c) set or change, subject to the express terms of any Series or Class of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each Series or Class; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”). Any of the terms of any Series or class of stock may be made dependent upon facts or events ascertainable outside the charter of the Corporation (the “Charter”), including determinations by the Board of Directors or other facts or events within the control of the Corporation, and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such Series or Class of stock is clearly and expressly set forth in the articles supplementary or other charter document filed with the SDAT.
     If shares of one Series or Class of stock to classified or reclassified into shares of another Series or Class of stock pursuant to this Article VI, the number of authorized shares of the former Series or Class shall be automatically decreased and the number of shares of the latter Series or Class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all Series and Classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this Article VI.
     The Board of Directors, with the approval of a majority of the entire Board and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any Class or Series that the Corporation has authority to issue.
     SEVENTH: The Corporation shall have a board of one director unless the number is increased or decreased in accordance with the Bylaws of the Corporation. However, the number of directors shall never be less than the minimum number required by the Maryland General Corporation Law. The initial director is: Thomas S. Phillips.
     EIGHTH: (a) The Corporation reserves the right to make any amendment of the charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in the charter, of any shares of outstanding stock.
                      (b) The Board of Directors of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the Bylaws of the Corporation.
                      (c) The Board of Directors of the Corporation may, by articles supplementary, classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the stock.
     NINTH: No holder of shares of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Directors may, in authorizing the issuance of shares of stock of any class, confer any preemptive right that the Board of Directors may deem advisable in connection with such issuance.
     TENTH: To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the charter or Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
     IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 19th day of June, 2008

/s/ Wagner R. Dias da Silva Wagner R. Dias da Silva, Incorporator
McAfee & Taft A Professional Corporation
10th Floor, Two Leadership Square
211 North Robinson Oklahoma City, OK 73102-7103
I hereby consent to act as resident agent in Maryland for the entity named in the attached document.

NATIONAL REGISTERED AGENTS, INC. OF MD